UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2007
(Date of earliest event reported: January 21, 2007)
BLAIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-00878	25-0691670

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer File Number)

220 Hickory Street, Warren, Pennsylvania	16366-0001

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (814) 723-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers.
     (b) Effective January 21, 2007, John Zawacki resigned as the President and Chief Executive Officer of Blair Corporation (the “Company”). Mr. Zawacki will continue to serve as a director on the Company’s Board of Directors as Vice Chairman.
     Also effective January 21, 2007, Adelmo S. Lopez was promoted and accepted the new position as President and Chief Executive Officer of the Company (as discussed below) succeeding Mr. Zawacki, and will no longer serve as Executive Vice President, Chief Operating Officer and Chief Financial Officer.
     (c) Effective January 21, 2007, the Board of Directors of the Company appointed Adelmo S. Lopez as the President and Chief Executive Officer of the Company. Previously, Mr. Lopez served as Executive Vice President of the Company from December 2006 to January 2007, Chief Operating Officer and Chief Financial Officer of the Company from September 2006 to January 2007. Mr. Lopez is 41 years old. Prior to joining the Company, Mr. Lopez served as Group General Manager at Russell Corporation and was responsible for five strategic business units. Prior to assuming that position, he was Vice President, Mass Retail, at Russell Corporation. Before joining Russell Corporation, Mr. Lopez served as Vice President and Chief Financial Officer of Dole Fresh Fruit International and as Regional Vice President of Frito Lay. Prior to those positions, he held a series of executive positions in Sara Lee Corporation and its subsidiaries and joint ventures. These included Group Vice President and Chief Financial Officer for the Sara Lee’s Branded Apparel, Latin American Group, and Vice President of Administration and Chief Financial Officer for Axa Alimentos S.A. de C.V., a joint venture between Sara Lee and AXA.
     Mr. Lopez will receive an annual base salary of $440,000 per year. Mr. Lopez will also be entitled to receive incentive compensation between 25% to 100% of his annual base salary only if certain performance targets of Company revenue and earnings established by the Board are achieved. A deferred cash compensation award has been made to Mr. Lopez in the amount of $400,000, that will vest in two increments over time, with the first award of $100,000 payable on July 21, 2008 and the remaining $300,000 will be payable on January 21, 2010. If Mr. Lopez voluntarily resigns or is terminated with “material cause” the unpaid amount of the deferred cash compensation award shall be forefeited. “Material cause” is defined as insubordination, financial dishonesty against the Company, continued failure or refusal to perform the duties assigned to Mr. Lopez after notice and reasonable opportunity to correct the performance, willful neglect of duties or commission of an act or moral turpitude. Pursuant to the terms of the Company’s Long-Term Compensation Plan as provided for in the Company’s Omnibus Stock Plan, on January 21, 2007, the Board of Directors granted Mr. Lopez 9,600 shares of restricted shares of the Company’s Common Stock, which will vest in equal annual increments shares per year over five years beginning January 21, 2007 with the vesting of the stock subject to the Company’s standard vesting policies and practices.
     Pursuant to the offer letter with Mr. Lopez, entered into in August of 2006, the Company agreed to provide Mr. Lopez with 18 months of base salary in effect at the time of his termination of employment, provided such termination is without “material cause” (as defined above). This severance arrangement set forth in the August 2006 offer letter shall continue in effect. See a copy of the August 2006 offer letter with Mr. Lopez attached as Exhibit 10.1 in the Form 8-K filed by the Company on September 15, 2006.

     Mr. Lopez and the Company currently have a Change In Control Severance Agreement in effect dated September 11, 2007. Under the terms of this Change In Control Severance Agreement, in the event Mr. Lopez is terminated without “material cause” (as defined above) within three years of his employment, he will be entitled to 36 months of his base salary in effect at the time of his termination Further, under the terms of that agreement, in the event of a “change in control” of the Company, as that term is defined in the change in control severance agreement, followed by Mr. Lopez’s termination of employment within three years following the “change in control”, Mr. Lopez may be entitled to a change in control severance payment. The specific terms and conditions pursuant to which the severance benefits and the change in control severance payment must be made are specified in the change in control severance agreement. Finally, if Mr. Lopez resigns within the first year of his employment with the Company, he will be required to repay to the Company 100% of the signing bonus and relocation expenses covered by the Company when he first joined the Company in September of 2006. If Mr. Lopez resigns during the second year of his employment with the Company, he will be required to repay the Company 50% of the aforementioned amounts. A copy of the form of change in control severance agreement was previously filed by the Company with the United States Securities and Exchange Commission on November 9, 2004 as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q and is incorporated into this Item 5.02 (c) by reference. A copy of the Offer Letter setting forth the foregoing terms of Mr. Lopez’s employment with the Company is being filed herewith as Exhibit 10.1 and is incorporated into this Item 5.02(c) by reference.
     Effective January 21, 2007, Larry J. Pitorak became interim Chief Financial Officer, then effective January 23, 2007, Mr. Pitorak became Senior Vice President, Chief Financial Officer and Chief Administrative Officer. Mr. Pitorak will serve as the Company’s principal financial officer and principal accounting officer. Previously, Mr. Pitorak served as the Company’s Vice President and interim Chief Financial Officer from September 2005 to September 2006. During that period, Mr. Pitorak, age 60, also was a Partner working out of the Cleveland and Pittsburgh offices of Tatum CFO Partners, LLP (“Tatum Partners”), a national professional services firm that provides senior financial and information technology leadership to organizations. Prior to joining Tatum Partners in 2002, Mr. Pitorak most recently served as the Senior Vice President-Finance, Treasurer and Chief Financial Officer of The Sherwin-Williams Company, a global manufacturer, distributor and marketer of coatings and related products through company operated stores and other distribution channels selling to contractor, industrial, original equipment manufacturer and retail markets.
     Mr. Pitorak will receive an annual base salary of $320,000. Mr. Pitorak will also be entitled to receive incentive compensation between 20% to 80% of his annual base salary only if certain performance targets of Company revenue and earnings established by the Board are achieved. Pursuant to the Company’s Performance Share Program, the Compensation Committee granted 3,100 shares of restricted Company common stock, which will vest in equal increments over five years. The Company will provide a monthly payment to Mr. Pitorak for welfare health benefits, instead of Mr. Pitorak joining the Company’s welfare health plan. In addition, the Company agreed to provide outplacement services to a provider selected by him that will not exceed $10,000. Mr. Pitorak is immediately eligible to participate in the Company’s 401(k) Plan and receive matching contributions from the Company of 5% of base salary (in accordance with such plan) as well as group life insurance equal to the amount of one year base salary, disability insurance and certain other welfare benefits provided to Company employees. Mr. Pitorak will receive four weeks of vacation upon hire and accrual of vacation thereafter at a rate of 20 days annually. In addition, he will receive up to six months of temporary housing to be provided by the Company.
     Pursuant to the offer letter with Mr. Pitorak, the Company agreed to provide Mr. Pitorak with 12 months of base salary in effect at the time of his termination of employment as well as continuation for 12 months of certain welfare benefits or benefit payments not to exceed $355.00 per month, provided such termination is without “material cause” (as defined above). In addition, the Company entered into a change in control severance agreement with Mr. Pitorak on January 23, 2007. Pursuant to the terms of this agreement, upon the occurrence of a “change in control” followed by Mr. Pitorak’s termination within three years following the change in control, Mr. Pitorak may be entitled to a change in control severance payment. The specific terms and conditions pursuant to which the severance benefits and the change in control severance payment must be made are specified in the change in control severance agreement. A copy of the form of change in control severance agreement was previously filed by the Company with the United States Securities and Exchange Commission on November 9, 2004 as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q and is incorporated into this Item 5.02 (c) by reference. A copy of the Offer Letter setting forth the foregoing terms of Mr. Pitorak’s employment with the Company is being filed herewith as Exhibit 10.2 and is incorporated into this Item 5.02(c) by reference
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
Exhibit 10.1 Offer Letter between the Company and Adelmo S. Lopez

Exhibit 10.2 Offer Letter between the Company and Larry J. Pitorak

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2007	BLAIR CORPORATION

	By:	/s/ LARRY PITORAK

Larry Pitorak Chief Financial Officer